                                                                  Exhibit 10.151

                  Agreement made as of this 1st day of January, 1981 between HELENA RUBINSTEIN, INC., a New York corporation, having its principal place of business at 300 Park Avenue, New York, New York 10022 ("Licensor") and ALLIANCE TRADING COMPANY INCORPORATED, a Panamanian corporation, having its principal place of business at Avenue Federico Boyd E Calle 51, Edificio Braniff, Panama City, Panama ("Licensee").

                              W I T N E S S E T H:

                  WHEREAS, Licensor owns the trade name and mark HEAVEN SENT, throughout the countries of the Western Hemisphere, which it uses on, and in connection with the manufacture and sale of cosmetics; and

                  WHEREAS, Licensee desires to obtain, and Licensor is willing to grant, a license to use the trade name and mark HEAVEN SENT, throughout the Western Hemisphere on certain cosmetic products on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree as follows:

                  1. Definitions. When used in this agreement, unless the context otherwise requires:

                           (a) the term "Licensed Trademark" means the trade
name and mark "HEAVEN SENT," together with all registrations thereof appearing on Schedule A, annexed hereto;
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                                        2

                           (b) the term "Territory" means all the countries
located in the Western Hemisphere including Puerto Rico, the United States Virgin Islands and the Mexican Free Trading Zone, but excluding Canada, the continental United States, Alaska, Hawaii, Mexico other than the Free Trading Zone, Chile, Colombia, Uruguay, Guatemala, Costa Rica, Nicaragua, El Salvador, and Honduras;

                           (c) the term "Products" means the fragrance cosmetic
products listed on Schedule B annexed hereto, designed or intended to be poured, sprinkled or spread upon the human body to promote the beauty and appearance of the user;

                           (d) the term "Licensed Products" means Products
bearing the Licensed Trademark;

                           (e) the term "Contract Year" means a twelve-month
period commencing January 1 and terminating the following December 31st;

                           (f) the term "net selling price" shall mean gross
sales less the sum of: returns, allowances, excise tax and sales tax;

                           (g) the term "free trading zone" means the portion in
Mexican territory of the duty free area located on the Mexican-United States border.

                  2. Grant. (a) Licensor hereby grants to Licensee the sole and exclusive right and license and to use the Licensed Trademark solely on, and in connection with the manufacture of the Products throughout the world and sale of the Products in the Territory. Licensee shall not use the Licensed Trademark as or part of its corporate or business name or the name of any business entity which is controlled by Licensee, nor shall Licensee use Licensor's name in conjunction with the Licensed Trademark whether on the Products or in connection with any
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                                        3

advertising, promotional materials or otherwise of the Licensed Products other than in a legend on the Licensed Products stating "Manufactured and distributed under license from Helena Rubinstein."

                           (b) Licensee shall have no right to sub-license any
of the rights in the Licensed Trademark conveyed under this agreement.

                           (c) Licensee shall not affix or use the Licensed
Trademark on any cosmetic or toiletry other than the Products without Licensor's prior written consent.

                           (d) Licensee shall use its best efforts to exploit
the rights herein granted throughout the Territory and to manufacture and sell the maximum number of Licensed Products consistent with good business practice.

                           (e) Licensor shall forward to Licensee customer
lists, manufacturing processes, research and development activities relating to the Products, chemical studies and data reports regarding safety and efficacy of the Products which have been reduced to writing and which presently exist.

                           (f) Licensor will supply Licensee with mechanicals,
tools, dies, plates and exclusive molds presently being used in the manufacture and fabrication of the Products.

                           (g) Licensor will furnish Licensee with copies of all
current brochures, catalogs, publicity releases and all pertinent advertising copy and materials, as well as current radio, print and television commercials relating to the Products.
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                                        4

                  3. Ownership of Marks. Licensee recognizes Licensor's ownership of the Licensed Trademark and covenants it will make no claim which is adverse to Licensor's right, title or interest therein. All use by Licensee of the Licensed Trademark shall inure to the benefit of Licensor, and Licensee will make no use thereof except as permitted by this agreement.

                  4. Trademark Notice. Licensee covenants it will cause to appear on all Licensed Products, or on the labels, labeling or packaging thereof, and on all material originating with it and used to promote the sale of Licensed Products in the Territory, such trademark notices as may be required by law to protect Licensor's ownership of the Licensed Trademark.

                  5. Quality Control. Licensee covenants that Licensed Products manufactured for or by it and sold in the Territory shall be of a high standard and quality so as to reflect favorably upon the business of both Licensor and Licensee and the good will associated therewith. To effectuate the foregoing:

                           (a) Prior to the time that Licensee shall sell or
offer for sale, in the regular course of business, any Licensed Products in the Territory, Licensee shall submit to Licensor, for its approval, samples thereof as well as samples of all materials used to sell of to promote the sale of Licensed Products including, but not limited to, labels, labeling, packaging materials, advertising and other promotional materials. Thereafter, Licensee shall not make any change in such Licensed Products or in such materials used to sell or promote the sale of Licensed Products without first submitting such changes to Licensor and obtaining its approval.
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                                        5

                           (b) Licensor shall have the right, at all times and
upon reasonable advance notice to Licensee, to inspect the manufacturing operations of Licensee where Licensed Products are made, and Licensee shall submit to Licensor, without charge, at reasonable intervals throughout the term of this agreement, a reasonable number of samples of Licensed Products in order that Licensor may satisfy itself that such Licensed Products conform to the samples thereof approved by Licensor.

                           (c) No approval required of Licensor under this
paragraph shall be unreasonably withheld or delayed, and any sample of a Licensed Product or materials used to sell or promote the sale of Licensed Products which have not been disapproved within ten (10) business days after receipt thereof shall be deemed to have been approved.

                           (d) Licensor may not change the formula of any of the
Products or add Products not listed on Schedule B without Licensor's prior written approval.

                  6. Royalties. As full consideration for the license and all rights herein granted, Licensee shall pay to Licensor, and Licensor shall accept, the following royalties:

                           (a) a percentage royalty for the contract year
commencing January 1, 1981 and for each subsequent contract year throughout the term of this agreement of five percent (5%) of the aggregate net selling prices of the Licensed Products; and

                           (b) a minimum guaranteed royalty of $25,000 with
respect to the first contract year payable in advance on signing this agreement.
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                                        6

                  7. Payment and Reporting of Royalties. (a) The percentage royalty payable hereunder shall be paid quarterly, within thirty (30) days following the last day of March, June, September and December computed on the basis of the aggregate net selling prices of the Licensed Products sold during such calendar quarter at the rates specified in paragraph 6(a) above. In the first contract year, the percentage royalty shall be computed on the basis of the aggregate net selling prices of the Licensed Products sold during such year at the rates specified in paragraph 6(a) above, with a credit for the royalties already paid to Licensor with respect to such year under paragraphs 6(a) above.

                           (b) Licensee shall make written reports to Licensor
at the time each percentage royalty payment is due, showing in detail the number, description and aggregate net selling prices of Licensed Products sold during the preceding three (3) calendar months. Such written report shall be furnished to Licensor whether or not any Licensed Products have been sold during the period with respect to which such report is due.

                           (c) Licensee also agrees to make a written report to
Licensor within thirty (30) days after the date of any termination of this agreement, stating the number, description and aggregate net selling prices of all Licensed Products sold and upon which a percentage royalty not previously reported to Licensor is payable.

                           (d) Licensee shall promptly apply to appropriate
government authorities for approval to remit royalties to Licensor. Any remittance not approved by the date due hereunder shall be deposited locally by Licensee in Licensor's name at a bank designated by Licensor. All royalties shall be remitted free of taxes and
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                                        7

charges except for income taxes required to be withheld at source and Licensee shall file appropriate tax returns on behalf of Licensor.

                           (e) All payments due Licensor hereunder shall be made
in United States dollars in New York and computed at the official rate of exchange in effect on the last day of the period to which the remittance relates.

                  8. Minimal Annual Sales. Commencing with the contract year beginning January 1, 1982, Licensee covenants and warrants to Licensor that during each contract year its minimum annual sales of the Licensed Products in the Territory shall not be less than $1,000,000. If Licensee's annual sales during any contract year are less than the applicable minimum stated above, Licensor shall have the right and option to terminate this agreement upon fourteen (14) days notice in writing to Licensee. If prior to the end of this fourteen (14) day notice period, Licensee pays to Licensor the difference between the percentage royalty on the minimum sales for the applicable year and the aggregate percentage royalty paid or payable on the actual sales of Licensed Products in that year, Licensor's election to terminate the agreement as provided herein shall be void and without force or effect.

                  9. Records. Licensee will maintain records showing the Licensed Products sold by it under this agreement, such records to be in sufficient detail to enable the royalties payable to Licensor to be determined. Licensee will also permit its books and records to be examined, from time to time and upon reasonable advance notice, to the extent necessary to verify the reports provided for in paragraphs 7 and 8, such examination to be made at the expense of Licensor by a representative of Licensor, provided Licensee shall not be obligated to retain records or permit
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                                        8

inspection of its books with respect to sales of Licensed Products for a period of more than two (2) years after the date of such sale.

                  10. Licensor's Representations, Warranties and Indemnity. Licensor represents and warrants:

                           (a) The execution and delivery of this agreement and
the performance by Licensor of the transactions contemplated hereby have been duly authorized by all appropriate corporate action;

                           (b) The grant of the rights and license hereby
granted does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party;

                           (c) Licensor is the sole proprietor of the Licensed
Trademark and the use by Licensee of the Licensed Trademark as contemplated in this agreement will not infringe upon or violate the rights of any other person, firm or corporation;

                           (d) There are no proceedings, claims or actions
pending, or to the knowledge of Licensor threatened, related to the Licensed Trademark.

Licensor shall indemnify Licensee and hold it harmless form and against all claims, action, suits and proceedings and all loss, liability, damages, costs and expenses incurred in connection therewith (including reasonable attorneys'
fees) for which Licensee may become liable or incur or be compelled to pay and arising out of a breach of any of the foregoing representations and warranties. If Licensee is threatened with any claim, action, suit or proceeding based upon an allegation that Licensor has breached the representation and warranty set forth in sub-paragraph (c)
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                                        9

above, Licensee shall, in lieu of paying any royalties or other sum due or to become due to Licensor under this agreement, deposit such royalty or sum in a segregated bank account until such time as such claim, action, suit or proceeding has been settled or finally determined, whereupon Licensee shall deliver to Licensor under this agreement all funds held in such bank account less any amounts required to reimburse Licensee in accordance with the indemnity provided in this paragraph 10. If the funds held in such bank account are not sufficient to fully reimburse Licensee as herein provided, Licensor shall pay to Licensee such additional sums as may be required to fully indemnify Licensee in accordance with the terms and provisions of this paragraph 10.

                  11. Licensee's Representations, Warranties and Indemnity. Licensee represents and warrants:

                           (a) The execution and delivery of this agreement and
the performance by Licensee of the transactions contemplated hereby have been duly authorized by appropriate corporation action.

                           (b) The performance by Licensee of any of the terms
and conditions of this agreement on its part to be performed will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party.

                           (c) The Licensed Products, and the manufacture and
sale thereof by Licensee, shall comply with all applicable laws and governmental regulations.
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                                       10

Licensee shall indemnify Licensor and hold it harmless from and against all claims, actions, suits and proceedings and all loss, liability, damages, costs and expenses incurred in connection therewith (including reasonable attorneys' fees) for which Licensor may become liable or incur or be compelled to pay and arising out of a breach of any of the foregoing representations and warranties.

                  12. Licensee's Product Liability Insurance. Licensee covenants and agrees it shall, throughout the term of this agreement, obtain and keep in full force and effect product liability insurance with respect to the Licensed Products manufactured or sold in the Territory with policy limits of not less than $1,000,000 for each person, $1,000,000 for each occurrence and $500,000 property damage. Each such policy of insurance shall name both Licensor and Licensee as an insured and, to the extent obtainable, will contain an agreement by the insurer that it will not cancel such policy except after ten days prior written notice to Licensor. Licensee shall deliver to Licensor on request a certificate of the insurer or other reasonable evidence showing that the insurance required hereunder has been obtained and is in full force and effect.

                  13. Maintenance and Protection of Licensor's Trademarks. Licensor covenants and agrees, throughout the term of this agreement and at its sole cost and expense, to use it best efforts in the Territory to register, maintain and keep in full force and effect the Licensed Trademark so they may be used in connection with the manufacture and sale of Products as contemplated by this agreement. Licensor further covenants and agrees it will use its best efforts to protect the Licensed Trademark from infringement by any other person, firm or corporation in the

Territory and in connection therewith to prosecute promptly and diligently all actions and proceedings which may be necessary or appropriate. Licensee shall have the right, but not the obligation, at its own cost and expense, to participate in all such actions and proceedings by counsel of its choice. All sums recovered as a result of any such action or proceeding shall, after the deduction of the reasonable expenses actually incurred by Licensor in connection therewith, be divided equally between Licensor and Licensee. No settlement of any such action or proceeding shall be made by Licensor without obtaining Licensee's prior approval, and if Licensee should object to such settlement, such settlement shall not be made if Licensee assumes the prosecution of such action or proceeding and all expenses thereof. Any sums thereafter recovered shall be divided equally between Licensor and Licensee after deduction of the reasonable expenses actually incurred by Licensee in connection therewith. If Licensor fails to perform any of the covenants or agreements set forth in this paragraph, Licensee may, but shall not be obligated to, perform such covenants and agreements and deduct all costs and expenses incurred by it in connection therewith from the payment of any royalty or other sums which may become due and owing to Licensor under this agreement, and Licensor hereby appoints Licensee as its attorney-in-fact to execute and deliver any and all documents and take any and all action which it may deem necessary or appropriate to perform the aforesaid covenants and agreements upon Licensor's default.

                  14. Term of License. This agreement and the license hereby granted shall become effective immediately upon the execution and delivery hereof and unless
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                                       12

terminated as hereinafter provided, shall be perpetual. Notwithstanding any other provisions of this agreement to the contrary, this agreement may be terminated:

                           (a) By either party if the other fails punctually and
faithfully to observe and perform any of the terms, covenants and conditions on its part to be performed under this agreement and such failure continues for a period of sixty (60) days after notice thereof to such other party; or

                           (b) By either party forthwith if the other party
becomes insolvent, makes an assignment for the benefit of creditors or commits any act amounting to a business failure or proceedings in bankruptcy or reorganization or for an appointment of a receiver or trustee for or over such party's property are instituted by or against such party in any court having jurisdiction thereof, and such proceedings be not vacated, set aside or stayed within ninety (90) days thereof, or if such party attempts to extend or enter into a general compromise of its liabilities.

The rights of termination as herein provided shall be in addition to all other rights and remedies which either party may have to enforce this agreement or to secure damages for the breach thereof, and the exercise of any right of termination as herein provided by either party shall not relieve the other of any of its obligations under this agreement accruing prior to the effective date of termination, including, but not limited to, the obligation to pay royalties or to render reports with respect thereto.

                  15. Rights Upon Expiration or Termination. Upon termination or expiration of this agreement, Licensee shall have the right to sell or otherwise dispose of any Licensed Products or any inventory relating thereto which it may have on hand or in production on the date of such termination or expiration, provided all such sales or dispositions shall be completed within one (1) year after the date of such termination or expiration. All such sales and dispositions shall be subject to the applicable royalty and reporting provisions as herein provided. Except as required in connection with such sales and dispositions, Licensee will, on termination or expiration of this agreement, discontinue and cease using the Licensed Trademarks and cancel as promptly as possible all promotional activities relating thereto.

                  16. Status of Parties. The status of the parties under this agreement shall be that of independent contractors and nothing herein contained shall constitute a partnership or joint venture between them. Neither party shall have the right to enter into any agreements on behalf of the other nor shall it represent to any person, firm or corporation that it has such right or authority.

                  17. Benefit and Assignment. (a) This agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No person, firm or corporation other than the parties and their successors and permitted assigns shall derive any rights or benefits under this agreement.

                           (b) Licensee may not assign this agreement without
Licensor's prior written consent. Licensor's consent shall not be withheld in the event this agreement is assigned as part of a sale of all or substantially all of Licensee's assets.

                           (c) Licensor may, at any time and from time to time,
assign this agreement, its rights hereunder and the royalties or any other sums at any time due or to become due, or at any time owing or payable, by Licensee to Licensor under any of the provisions hereof. Any such assignment may either be absolute or as collateral security for indebtedness of Licensor. No such assignee for collateral purposes shall be obligated to perform any duty, covenant or condition required to be performed by the Licensor under this agreement and Licensee, by its execution hereof, hereby acknowledges and agrees that notwithstanding any such assignment, each and all such covenants, agreements, representations and warranties of Licensor shall survive any such assignment and shall be and remain the sole liability of Licensor and of every person, firm or corporation succeeding to all or substantially all of the business assets or good will of Licensor. Without limiting the foregoing, Licensee further acknowledges and agrees that from and after receipt by it of written notice of assignment from Licensor and its assignee:

                           (i) if so directed, all royalties and other sums which are the subject matter of the assignment shall be paid to the assignee thereof at the place of payment designated in the notice;

                          (ii) if such assignment was made for collateral purposes, the rights of any such assignee in and to the royalties and other sums payable by the Licensee under any provisions of this agreement shall be absolute and unconditional and shall not be subject to any abatement whatsoever or any defense, setoff, counterclaim or recoupment whatsoever by reason of any indebtedness or liability howsoever and whenever arising of the Licensor to the Licensee; and

                           (iii) the assignee shall have the sole right to exercise all rights, privileges or remedies (either in its own name or in the name of the Licensor) which by the terms of this agreement or by applicable law are permitted or provided to be exercised by Licensor. Licensee shall be entitled to relay on any notice of assignment given by Licensor and is assignee without verifying the authority under which it is given.

                  18. Notices. Every notice permitted or required under this agreement shall be in writing, and shall be deemed duly given when mailed by registered or certified mail to either party at such party's address as set forth above, until such address is changed by the giving of notice thereof in like manner.

                  19. Applicable Law. Regardless of the place of execution and delivery of this agreement, this agreement shall be governed by and construed according to the laws of the State of New York.

                  20. Waivers. The failure of either party to insist upon the strict performance of the terms, conditions and provisions of this agreement shall not be a waiver of future compliance or a waiver of any other provisions hereof. No waiver by either party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by a duly authorized officer of such party.

                  21. Entire Agreement. This agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. No modification of any of the terms of this agreement shall be valid unless expressed in writing and signed by a duly authorized officer.

                  22. Further Documents and Actions. The parties shall execute and deliver any and all further documents and take any and all further actions which either of them may deem necessary or appropriate to effectuate the intents and purposes of this agreement.

                  23. Paragraph Headings. The headings of the paragraphs herein are for the convenience of the parties only and are not to be considered part of this agreement in construing the same.

                  24. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be considered an original.

                  IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first above written.

                                    HELENA RUBINSTEIN, INC.

                                    By:   /s/ Illegible
                                       ____________________________
                                         (name)               (title)

                                    ALLIANCE TRADING COMPANY INC.

                                    By:
                                       ____________________________
                                         (name)               (title)

                                    [Notarization Illegible]

                                   SCHEDULE A

                    Trademark Registrations and Applications

               Country                  Registration No.                  Original Registration Date
               -------                  ----------------                  --------------------------
ARGENTINA              Cl. 16          770.203/5                           July 13, 1963
BRAZIL                 Cl. 3           1232/0610.876                       July 10, 1975
                       Cl. 20          1232/0610.877                       July 10, 1975

        Design         Cl. 3           1272/0610.878                       July 10, 1975
                       Cl. 20          1272/0610.879                       July 10, 1975

DOMINICAN              Cl. 50          27.315                              January 10, 1978
REPUBLIC
ECUADOR                Cl. 3           1139                                August 17, 1979
MEXICO                 Cl. 6           128.247                             September 9, 1965
PERU                   Cl. 3           6085                                July 18, 1956
*/PUERTO               Cl. 6           21.269                              March 7, 1978
  RICO

UNITED                 Cl. 51          422.561                             July 30, 1946
STATES

VENEZUELA              Cl. 6           15.822                              June 22, 1945
Application

PARAGUAY               Cl. 16                                              Nov. 1979




--------
1/ Usage limited to sale in Puerto Rico and U.S. Virgin Islands only.

REPUBLIC OF PANAMA                 )
PROVINCE OF PANAMA                 )
CITY OF PANAMA                     )
EMBASSY OF THE UNITED              )
STATES OF AMERICA                  )

                  I, Lincoln Benedicto Consul of the United States of America in the Republic of Panama, duly commissioned and qualified, do hereby certify that Gustavo Escobar Pereira whose true signature and official seal are respectively subscribed and affixed to the foregoing certificate, was of the 13th day of January, 1981 the day of the date thereof, 4th Notary Public at Panama

Republic of Panama, duly commissioned and qualified to whose official acts, faith and credit are due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Embassy at Panama, Republic of Panama this 13th day of January, 1981.

                                         /s/   Lincoln Benedicto
                                         _______________________
                                         Lincoln Benedict
                                         Consul of the United States of America

                  AMENDATORY AGREEMENT made as of the 15th day of June, 1981 between HELENA RUBINSTEIN, INC., a New York corporation, having its principal place of business at 300 Park Avenue, New York, New York 10022 ("Licensor") and ALLIANCE TRADING COMPANY INCORPORATED, a Panamanian corporation, having its principal place of business at Avenue Federico Boyd E Calle 51, Edificio Braniff, Panama City, Panama ("Licensee").

                              W I T N E S S E T H:

                  WHEREAS, by an agreement dated as of January 1, 1981 (the "Agreement"), Licensor granted to Licensee the exclusive right and license to use the trademark HEAVEN SENT in connection with the Products throughout the Territory; and

                  WHEREAS, the parties to the Agreement desire to make the license granted under the Agreement non-exclusive solely with respect to the sale of the Products in the Mexican Free Trading Zone;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree as follows:

                  (1.) Paragraph 2 (a) of the Agreement shall be amended to read as follows:

                                    "2. Grant. (a) Licensor hereby grants to
                           Licensee the sole and exclusive right and license to use the Licensed Trademark solely on, and in connection with the manufacture of the Products throughout the world and sale of the Products in the Territory. Provided, however, the license granted herein with respect to the Mexican Free Trading Zone shall be non-exclusive only insofar as Helena Rubinstein de Mexico, S.A. shall also have the right and license to sell the Products in the Mexican Free Trading Zone. Licensee shall not use the Licensed Trademark as or part of its corporate or business name or the name of any business entity which is controlled by Licensee, nor shall Licensee use Licensor's name in conjunction with the Licensed Trademark whether on the Products or in connection with any advertising, promotional materials or otherwise of the Licensed Products other than in a legend on the Licensed Products stating "Manufactured and distributed under license from Helena Rubinstein"."

                  (2.) Except as modified above, the Agreement is in all respects ratified and confirmed.

                  (3.) All capitalized terms used herein (without specific definition) shall have the same meaning as given in the Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first above written.

                                            HELENA RUBINSTEIN, INC.

[Notarization Illegible]                    By:   /s/  Illegible
                                               -------------------------


                                            ALLIANCE TRADING COMPANY INC.

                                            By:   /s/  Illegible
                                               -------------------------

REPUBLIC OF PANAMA                  )
PROVINCE OF PANAMA                  )
CITY OF PANAMA                      )
EMBASSY OF THE UNITED               )
STATES OF AMERICA                   )


                  I, J. Royal Roseberry III, Vice Consul of the United States of America in the Republic of Panama, duly commissioned and qualified, do hereby certify that Gustavo Escobar Pereira whose true signature and official seal are respectively subscribed and affixed to the foregoing certificate, was of the 30th day of June, 1981 the day of the date thereof, 4th Notary Public at Panama

Republic of Panama, duly commissioned and qualified to whose official acts, faith and credit are due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Embassy at Panama, Republic of Panama this 1st day of July, 1981.

                                     /s/ J. Royal Roseberry III
                                     Vice Consul of the United States of America